Exhibit 24.4


                         [Coopers & Lybrand Letterhead]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Tiffany & Co. (the "Company") on Form S-8 of our report dated March 5, 1997 on our audits of the consolidated financial statements and financial statement schedules of the Company as of January 31, 1997 and 1996, and for each of the three years in the period ended January 31, 1997, which report is incorporated by reference in the Company's Annual Report on Form 10-K (File No. 1-9494).


                                        s/s Coopers & Lybrand L.L.P.




New York, New York
Dated: August 8, 1997

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